Exhibit h.15

AMENDMENT

TO

MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT

This amendment (the “Amendment”) to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the _____ day of August, 2006 by and between New York Life Investment Management LLC (“NYLIM”) and Investors Bank & Trust Company (“Bank”).

WHEREAS, NYLIM and Bank have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement (the “Agreement”) dated as of June 30, 2005; and

WHEREAS, each of NYLIM and Bank wish to amend Appendix A in order to add ICAP Funds, Inc. and its series as covered parties to the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Amendment of Appendix A.  Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2.

Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK INVESTMENT MANAGEMENT LLC

By:

Name:

Title:

INVESTORS BANK & TRUST COMPANY

By:

Name:

Title:

Appendix A

to the

Master Fund Sub-Accounting and Sub-Administration Agreement

by and between

New York Life Investment Management LLC

and

Investors Bank & Trust Company

(as of _______, 2006)

Fund	Portfolio

The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund

Eclipse Funds	Mid Cap Opportunity Fund
Small Cap Opportunity Fund
Balanced Fund

Eclipse Funds Inc.	All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund (as of July 29, 2005)
Moderate Allocation Fund
Moderate Growth Allocation Fund
S&P 500 Index Fund
Short Term Bond Fund

ICAP Funds, Inc.	MainStay ICAP Equity Fund
MainStay ICAP Select Equity Fund
MainStay ICAP International Fund

MainStay VP Series Fund, Inc.	Balanced Portfolio
Basic Value Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
Income and Growth Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio
Value Portfolio

McMorgan Funds	Balanced Fund
Equity Investment Fund
Fixed Income Fund
High Yield Fund
Intermediate Fixed Income Fund
Principal Preservation Fund